NON-EMPLOYEE DIRECTOR RSU FORM
#ParticipantName#

Dear #ParticipantName#,

Congratulations, you have been awarded a restricted stock unit (“RSU”) in recognition of your contributions to the success of Warner Bros. Discovery, Inc. (the “Company”). We would like you to have an opportunity to share in the continued success of the Company through this RSU under the Warner Bros. Discovery, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated) (the “Plan”). An RSU entitles you to receive a specific number of shares of the Company’s Series A common stock at a future date, assuming that you satisfy conditions of the Plan and the implementing agreement. The following represents a brief description of your grant. Additional details regarding your RSU are reflected in the attached Restricted Stock Unit Agreement (the “Grant Agreement”) and copy of the Plan.

RSU Grant Summary~~:~~

Date of Grant	#GrantDate#
RSU Shares	#QuantityGranted#
Vesting Schedule	100% of the RSU Shares on one year anniversary of the date of grant or the date of the Company’s 2026 Annual Meeting of Stockholders, whichever is earlier (such date, the “Vesting Date”).

•You have been granted an RSU for shares (“Shares”) of Warner Bros. Discovery, Inc. Series A Common Stock for the number of Shares specified under “RSU Shares” in the chart.
•The potential value of your RSU increases if the price of the Company’s stock increases, but you also have to continue to provide services for the Company (except as the Grant Agreement provides) to actually receive such value. Of course, the value of the stock may go up and down over time.
•You will not receive the Shares represented by the RSU until the RSU vests. Your RSU vests as provided in the chart above under “Vesting Schedule” and “Vesting Date,” assuming you remain a director or become and remain an employee of the Company and subject to the terms in the Grant Agreement.
•Once you have received the Shares, you will own the Shares and may decide whether to hold the Shares, sell the Shares or give the Shares to someone as a gift.
•Your ability to receive Shares under the RSU is conditioned upon compliance with any local laws that apply to you.

1

WARNER BROS. DISCOVERY, INC.
RESTRICTED STOCK UNIT GRANT AGREEMENT FOR NON-EMPLOYEE DIRECTORS

Warner Bros. Discovery, Inc. (the “Company”) has granted you a restricted stock unit (the “RSU”) under the Warner Bros. Discovery, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated) (the “Plan”). The RSU lets you receive a specified number (the “RSU Shares”) of shares (“Shares”) of the Company’s Series A common stock upon satisfaction of the conditions to receipt.

The individualized communication you received (the “Cover Letter”) provides the details for your RSU. It specifies the number of RSU Shares, the Date of Grant, the schedule for vesting, and the Vesting Date.

The RSU is subject in all respects to the applicable provisions of the Plan. This Grant Agreement does not cover all of the rules that apply to the RSU under the Plan; please refer to the Plan document.
Capitalized terms are defined either further below in this grant agreement (the “Grant Agreement”) or in the Plan.

The Plan document is available on the Fidelity website. The Prospectus for the Plan, the Company’s S-4, Annual Report on Form 10-K, and other filings the Company makes with the Securities and Exchange Commission are available for your review on the Company’s web site. You may also obtain paper copies of these documents upon request to the Company’s Corporate Secretary or People and Culture Department.

Neither the Company nor anyone else is making any representations or promises regarding the duration of your service, vesting of the RSU, the value of the Company's stock or of this RSU, or the Company's prospects. The Company is not providing any advice regarding tax consequences to you or regarding your decisions regarding the RSU; you agree to rely only upon your own personal advisors.

NO ONE MAY SELL, TRANSFER, OR DISTRIBUTE THE RSU OR THE SECURITIES THAT MAY BE RECEIVED UNDER IT WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO WARNER BROS. DISCOVERY, INC. OR OTHER INFORMATION AND REPRESENTATIONS SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

2

In addition to the Plan’s terms and restrictions, the following terms and restrictions apply:

1.Vesting Schedule. The Grant becomes nonforfeitable (“Vested”) as to the RSU as provided in the Cover Letter and the Grant Agreement if you continue your “Service-Providing Relationship” (as a member of the Company’s board of directors (the “Board”) or as an employee of the Company) with the Company until the Vesting Date. For purposes of this Grant Agreement, employment with the Company will include employment with any Subsidiary whose employees are then eligible to receive Awards under the Plan (provided that a later transfer of employment to an ineligible Subsidiary will not terminate employment unless the Board determines otherwise). Vesting will accelerate fully if your Service-Providing Relationship ends as a result of your death or Disability (as defined in the Plan).

2.Change in Control. Notwithstanding the Plan’s provisions, if an Approved Transaction, Control Purchase, or Board Change (each a “Change in Control”) occurs before the Vesting Date, the RSU will only have accelerated Vesting as a result of the Change in Control if (i) during your Service-Providing Relationship and after the Change in Control, the Company terminates such Service-Providing Relationship (other than for “cause” as determined under Section 10.2(b) of the Plan) and (ii) with respect to any Approved Transaction, the transaction actually closes before the Vesting Date. Accelerated Vesting will only accelerate the Distribution Date if and to the extent permitted under Section 409A of the Internal Revenue Code.

The Board reserves its ability under Section 10.1(b) of the Plan to vary this treatment if the Board determines there is an equitable substitution or replacement award in connection with a Change in Control.

3.Restrictions and Forfeiture. You may not sell, assign, pledge, encumber, or otherwise transfer any interest (“Transfer”) in the RSU Shares until the RSU Shares are distributed to you. Any attempted Transfer that precedes the Distribution Date is invalid.

Unless the Board determines otherwise or the Grant Agreement provides otherwise, if your service with the Company terminates for any reason before your RSU is Vested, then you will forfeit the RSU (and the Shares to which they relate) to the extent that the RSU does not otherwise vest as a result of the termination. The forfeited RSU will then immediately revert to the Company. You will receive no payment for the RSU if you forfeit it.

4.Distribution Date. Subject to any overriding provisions in the Plan, you will receive a distribution of the Shares equivalent to your Vested RSU Shares as soon as practicable following the Vesting Date (with the actual date being the "Distribution Date”) and, in any event, no later than March 15 of the year following the calendar year in which the Vesting Date occurred, unless you have made a timely deferral election to defer distribution to a later date (in which case the deferred date will be the “Distribution Date”).

5.Limited Status. You understand and agree that the Company will not consider you a shareholder for any purpose with respect to the RSU Shares, unless and until the RSU Shares have been issued to you on the Distribution Date. You will not receive dividends with respect to the RSU.

6.Voting. You may not vote the RSU. You may not vote the RSU Shares unless and until the Shares are distributed to you.

3

7.Taxes and Withholding. The RSU provides tax deferral, meaning that the RSU Shares are not taxable to until you actually receive the RSU Shares on or around the Distribution Date. You will then owe taxes at ordinary income tax rates as of the Distribution Date at the Shares' value. (If you are or become a Company employee, you may owe FICA and HI (Social Security and Medicare) taxes before the Distribution Date.)

Issuing the Shares under the RSU is contingent on satisfaction of all obligations with respect to required tax or other required withholdings (for example, in the U.S., Federal, state, and local taxes, if you are then an employee of the Company). The Company may take any action permitted under Section 10.8 of the Plan to satisfy such obligation, including, if the Board so determines, satisfying the tax obligations by (i) reducing the number of RSU Shares to be issued to you by that number of RSU Shares (valued at their Fair Market Value on the Distribution Date) that would equal all taxes required to be withheld (at their minimum withholding levels), (ii) accepting payment of the withholdings from a broker in connection with a sale of the RSU Shares or directly from you, or (iii) taking any other action under Section 10.8. If a fractional share remains after deduction for required withholding, the Company will pay you the value of the fraction in cash.

8.Compliance with Law. The Company will not issue the RSU Shares if doing so would violate any applicable Federal or state securities laws or other laws or regulations. You may not sell or otherwise dispose of the RSU Shares in violation of applicable law.

9.Additional Conditions to Receipt. The Company may postpone issuing and delivering any RSU Shares for so long as the Company determines to be advisable to satisfy the following:

(a)its completing or amending any securities registration or qualification of the RSU Shares or its or your satisfying any exemption from registration under any Federal or state law, rule, or regulation;

(b)its receiving proof it considers satisfactory that a person seeking to receive the RSU Shares after your death is entitled to do so;

(c)your complying with any requests for representations under the Plan; and

(d)your complying with any Federal, state, or local tax withholding obligations.

10.Additional Representations from You. If the vesting provisions of the RSU are satisfied and you are entitled to receive RSU Shares at a time when the Company does not have a current registration statement (generally on Form S-8) under the Securities Act of 1933 (the “Act”) that covers issuances of shares to you, you must comply with the following before the Company will issue the RSU Shares to you. You must ~~—~~

(a)represent to the Company, in a manner satisfactory to the Company’s counsel, that you are acquiring the RSU Shares for your own account and not with a view to reselling or distributing the RSU Shares; and

(b)agree that you will not sell, transfer, or otherwise dispose of the RSU Shares unless:

(i)a registration statement under the Act is effective at the time of disposition with

4

(ii)the Company has received an opinion of counsel or other information and representations it considers satisfactory to the effect that, because of Rule 144 under the Act or otherwise, no registration under the Act is required.

11.No Effect on Board Service, Employment or Other Relationship. Nothing in this Grant Agreement restricts the Company’s rights or those of any of its affiliates to terminate your Service- Providing Relationship at any time and for any or no reason. The termination of your Service- Providing Relationship, whether by the Company or any of its affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under the Plan and any applicable employment or severance agreement or plan.

12.No Effect on Running Business. You understand and agree that the existence of the RSU will not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stock, with preference ahead of or convertible into, or otherwise affecting the Company’s common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether or not of a similar character to those described above.

13.Section 409A. The RSU is intended to comply with the requirements of Section 409A of the Internal Revenue Code and must be construed consistently with that section. Notwithstanding anything in the Plan or this Grant Agreement to the contrary, if the RSU Vests in connection with your “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) you are then a “specified employee” within the meaning of Section 409A at the time of such separation from service (as determined by the Company, by which determination you agree you are bound) and (y) the distribution of RSU Shares under such accelerated RSU will result in the imposition of additional tax under Section 409A if distributed to you within the six month period following your separation from service, then the distribution under such accelerated RSU will not be made until the earlier of (i) the date six months and one day following the date of your separation from service or (ii) the 10th day after your date of death. Neither the Company nor you shall have the right to accelerate or defer the delivery of any such RSU Shares or benefits except to the extent specifically permitted or required by Section 409A. In no event may the Company or you defer the delivery of the RSU Shares beyond the date specified in the Distribution Date section, unless such deferral complies in all respects with Treasury Regulation Section 1.409A-2(b) related to subsequent changes in the time or form of payment of nonqualified deferred compensation arrangements, or any successor regulation. In any event, the Company makes no representations or warranty and shall have no liability to you or any other person, if any provisions of or distributions under this Agreement are determined to constitute deferred compensation subject to Code Section 409A but not to satisfy the conditions of that section.

14.Unsecured Creditor. The RSU creates a contractual obligation on the part of the Company to make a distribution of the RSU Shares at the time provided for in this Grant Agreement. Neither you nor any other party claiming an interest in deferred compensation hereunder shall have any interest whatsoever in any specific assets of the Company. Your right to receive distributions hereunder is that of an unsecured general creditor of Company.

15.Governing Law. The laws of the State of Delaware will govern all matters relating to the RSU, without regard to the principles of conflict of laws.

5

16.Notices. Any notice you give to the Company must follow the procedures then in effect. If no other procedures apply, you must send your notice in writing by hand or by mail to the office of the Company’s Secretary (or to the Chair of the Board if you are then serving as the sole Secretary). If mailed, you should address it to the Company’s Secretary (or the Chair of the Board) at the Company’s then corporate headquarters, unless the Company directs RSU holders to send notices to another corporate department or to a third-party administrator or specifies another method of transmitting notice. The Company and the Board will address any notices to you using its standard electronic communications methods or at your office or home address as reflected on the Company’s personnel or other business records. You and the Company may change the address for notice by notice to the other, and the Company can also change the address for notice by general announcements to RSU holders.

17.Amendment. Subject to any required action by the Board or the stockholders of the Company, the Company may cancel the RSU and provide a new Award in its place, provided that the Award so replaced will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect the RSU to the extent then Vested.

18.Plan Governs. Wherever a conflict may arise between the terms of this Grant Agreement and the terms of the Plan, the terms of the Plan will control. The Board may adjust the number of RSU Shares and other terms of the RSU from time to time as the Plan provides.

6